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                                                                    EXHIBIT 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



  We consent to the use in this Registration Statement of ABC Bancorp on Form S-4 (Amendment No. 1) of our report on the consolidated financial statements of Golden Isles Financial Holdings, Inc. and Subsidiary, dated January 31, 2001 and February 23, 2001 appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

  We also consent to the reference of our Firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.


                                              /s/ Mauldin & Jenkins

                                              MAULDIN & JENKINS



Albany, Georgia
June 19, 2001